Exhibit 5.2

Akerman LLP 666 Fifth Avenue 20th Floor New York, NY 10103 T: 212 880 3800 F: 212 880 8965

June 26, 2020

Veru Inc.

48 NW 25th Street, Suite 102

Miami, Florida 33127

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Veru Inc., a Wisconsin corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) of a registration statement on Form S-3 (the “Registration Statement”) relating to the offering from time to time of: (i) common stock, par value $0.01 per share, of the Company (“Common Stock”); (ii) Class A Preferred Stock, par value $0.01 per share, of the Company (“Preferred Stock”); (iii) one or more series of debt securities of the Company (“Debt Securities”); (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (“Warrants”); (v) purchase contracts including contracts obligating holders to purchase from the Company, and obligating the Company to sell to the holders, a specified or varying number of shares of Common Stock or other securities (“Purchase Contracts”); (vi) rights to purchase Common Stock (“Rights”) and (vii) units consisting of Common Stock, Preferred Stock, Debt Securities, Rights, Warrants, or any combination thereof (“Units”). The Common Stock, Preferred Stock, Debt Securities, Warrants, Purchase Contracts, Rights and Units are hereinafter referred to collectively as the “Securities.” The Securities are to be offered hereunder on a delayed or continuous basis pursuant to the provisions of Rule 415 under the Securities Act in the manner described in the Registration Statement, Prospectus (as defined below) and any applicable prospectus supplement. The aggregate public offering price of the Securities being registered will be $150,000,000.

This opinion letter is being furnished in accordance with the requirements of Section 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion letter, we have examined the Registration Statement, including the Prospectus contained therein (the “Prospectus”), and such corporate records, documents, instruments and certificates of public officials and of the Company that we have deemed necessary for the purpose of rendering the opinions set forth herein. We have also reviewed such matters of law as we considered necessary or appropriate as a basis for the opinion set forth below.

With your permission, we have made and relied upon the following assumptions, without any investigation or inquiry by us, and our opinion expressed below is subject to, and limited and qualified by the effect of, such assumptions: (i) all corporate records furnished to us by the Company are accurate and complete; (ii) the Registration Statement filed by the Company with the Commission is identical to the form of the document that we have reviewed; (iii) all statements as to factual matters that are contained in the Registration Statement (including the exhibits to the Registration Statement) are accurate and complete; (iv) the Company will sell and issue the Securities in compliance with applicable federal and state securities laws and in accordance with the manner described in the Registration Statement, the Prospectus, and the applicable prospectus supplement; and (v) with respect to documents that we reviewed in connection with this opinion letter, all documents submitted to us as originals are authentic, all documents submitted to us as certified, facsimile or photostatic copies conform to the originals of such documents, the signatures on all documents are genuine, and all natural persons who have executed any of the documents have the legal capacity to do so.

Based on and subject to the foregoing, and subject to the further assumptions and qualifications set forth herein, we are of the opinion that:

1.

With respect to any series of the Debt Securities to be issued under the Indenture (the “Indenture”) and any supplemental indenture to be entered into in connection with the Offered Debt Securities (as defined below), and to be offered under the Registration Statement (the “Offered Debt Securities”), provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all prospectus supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the Indenture and any supplemental indenture to be entered into in connection with the Offered Debt Securities have been duly authorized by the Company and the trustee named therein (the “Trustee”) by all necessary corporate action; (iii) the Indenture and any supplemental indenture to be entered into in connection with the Offered Debt Securities have been duly executed and delivered by the Company and the Trustee; (iv) the issuance and terms of the Offered Debt Securities have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture and any supplemental indenture to be entered into in connection with the Offered Debt Securities so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company so as to be in conformity with the then operative articles of incorporation and bylaws of the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Offered Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the Indenture and any supplemental indenture to be entered into in connection with the Offered Debt Securities and delivered against payment therefor, then the Offered Debt Securities, when issued and sold in accordance with the Indenture and any supplemental indenture to be entered into in connection with the Offered Debt Securities and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

2.

With respect to the Warrants issued under a warrant agreement (the “Warrant Agreement”) and to be offered under the Registration Statement (the “Offered Warrants”), provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all prospectus supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) any applicable warrant agreement (the “Warrant Agreement”) has been duly authorized by the Company and any warrant agent named therein (the “Warrant Agent”) by all necessary corporate action; (iii) any applicable Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent and the terms of the Warrant Agreement have been established in accordance with applicable law; (iv) the issuance and terms of the Offered Warrants have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with any applicable Warrant Agreement and as described in the Registration Statement, the Prospectus and the related prospectus supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the then operative articles of incorporation and bylaws of the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Offered Warrants have been duly executed and delivered by the Company and authenticated by any Warrant Agent pursuant to any applicable Warrant Agreement and delivered against payment therefor, then the Offered Warrants, when issued and sold in accordance with the applicable Warrant Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

3.

With respect to any Purchase Contracts to be offered by the Company pursuant to the Registration Statement (the “Offered Purchase Contracts”), when (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all prospectus supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the issuance and terms of the Offered Purchase Contracts have been duly authorized by the Company by all necessary corporate action; (iii) the terms of the Offered Purchase Contracts and of their issuance and sale have been duly established in conformity with any applicable agreement and as described in the Registration Statement, the Prospectus and the related prospectus supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the then operative articles of incorporation and bylaws of the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the Offered Purchase Contracts have been duly executed and delivered against payment therefor, the Offered Purchase Contracts, when issued and sold in accordance with the applicable agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

4.

With respect to any Units to be offered by the Company pursuant to the Registration Statement (the “Offered Units”), when (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all prospectus supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the issuance and terms of the Offered Units have been duly authorized by the Company by all necessary corporate action; (iii) the terms of the issuance and sale of the Offered Units have been duly established in conformity with the unit certificate or other applicable agreement (the “Unit Agreement”) between the Company and the agent named therein and as described in the Registration Statement, the Prospectus and the related prospectus supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the then operative articles of incorporation and bylaws of the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the Offered Units have been duly executed and delivered against payment therefore pursuant to the Unit Agreement, the Offered Units, when issued and sold in accordance with the Unit Agreement, will be valid and legally binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

We express no opinion as to matters governed by laws of any jurisdiction other than New York law. We neither express nor imply any obligation with respect to any other laws or the laws of any other jurisdiction or of the United States. For purposes of this opinion, we assume that the Securities will be issued in compliance with all applicable state securities or blue sky laws. With respect to our opinions above, we have, without any investigation on our part, assumed the accuracy, and to the extent necessary in connection with the opinions contained herein, relied upon the opinion dated as of the date hereof furnished to you by Reinhart Boerner Van Deuren s.c., as to matters of Wisconsin law.

We assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above. This opinion letter is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinions expressly so stated. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the Securities to be issued pursuant to the Registration Statement.

This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent. Notwithstanding the foregoing, the law firm of Reinhart Boerner Van Deuren s.c. may rely upon this opinion letter in connection with the opinion letter to be submitted by such firm with respect to the Registration Statement.

We hereby consent to the use of our name under the heading “Legal Matters” in the Registration Statement to be filed by the Company with the Commission. We further consent to your filing a copy of this opinion as Exhibit 5.2 to the Registration Statement. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Akerman LLP

AKERMAN LLP

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